Exhibit 3(i).1

FILED

October 26, 2004

Sec. of State

Articles of Incorporation

for

ELI ENTERPRISES, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ELI ENTERPRISES, INC.

Article II

The principal place of business address:

6339 LACOSTA DRIVE

APT M

BOCA RATON, FL. 33433

The mailing address of the corporation is:

6339 LACOSTA DRIVE

APT M

BOCA RATON, FL. 33433

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

1,000,000

Article V

The name and Florida street address of the registered agent is:

ELI GOLDSHOR

6339 LACOSTA DRIVE

APT M

BOCA RATON, FL. 33433

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I certify that I am familiar with and accept the responsibilities of registered agent

Registered Agent Signature: ELI GOLDSHOR

Article VI

The name and address of the incorporator is:

ELI GOLDSHOR

6339 LACOSTA DRIVE

APT M

BOCA RATON, FL 33433

Incorporator Signature: ELI GOLDSHOR

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: P

ELI GOLDSHOR

6339 LACOSTA DRIVE

BOCA RATON, FL. 33433

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